                                   EXHIBIT 4

                            STOCKHOLDERS AGREEMENT
                            ----------------------

     This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of February 19, 1997, is entered into by and among Chancellor Broadcasting Company, a Delaware corporation (the "Company"), Evergreen Media Corporation, a Delaware corporation ("Evergreen"), Scott K. Ginsburg (individually and as custodian for certain shares held by his children, the "Principal Evergreen Stockholder"), and HM2/Chancellor, L.P., a Texas limited partnership, Hicks, Muse, Tate & Furst Equity Fund II, L.P., a Delaware limited partnership, HM2/HMW, L.P., a Texas limited partnership, the Chancellor Business Trust, a Delaware business trust, HM2/HMD Sacramento GP, L.P., a Texas limited partnership, Hicks, Muse GP Partners, L.P., a Texas limited partnership, Thomas O. Hicks, as Trustee of the William Cree Hicks 1992 Irrevocable Trust, Thomas O. Hicks, as Trustee of the Catherine Forgrave Hicks 1993 Irrevocable Trust, Thomas O. Hicks, as Trustee of the John Alexander Hicks 1984 Trust, Thomas O. Hicks, as Trustee of the Mack Hardin Hicks 1984 Trust, Thomas O. Hicks, as Trustee of the Robert Bradley Hicks 1984 Trust, Thomas O. Hicks, as Trustee of the Thomas O. Hicks, Jr. 1984 Trust, Thomas O. Hicks and H. Rand Reynolds, as Trustees for the Muse Children's GS Trust, and Thomas O. Hicks (collectively, the "Principal Company Stockholders").

                                   RECITALS
                                   --------

     WHEREAS, concurrently herewith, Evergreen, the Company and Chancellor Radio Broadcasting Company, a Delaware corporation and a subsidiary of the Company ("Radio Broadcasting") are entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Company and Radio Broadcasting will be merged with and into Evergreen (the "Merger"), with Evergreen surviving the Merger as the surviving corporation (the "Surviving Corporation");

     WHEREAS, pursuant to the terms of the Merger Agreement, (i) each share of CLass A Common Stock, $0.01 par value ("Company Class A Common Stock"), and each share of Class B Common Stock, $0.01 par value ("Company Class B Common Stock" and, collectively with Company Class A Common Stock, the "Shares"), of the Company outstanding immediately prior to the Merger shall be converted into the right to receive 0.9091 shares of Common Stock, $0.01 par value (the "Surviving Corporation Common Stock"), of the Surviving

Corporation, and (ii) each share of Class A Common Stock, $0.01 par value ("Evergreen Class A Common Stock"), and each share of Class B Common Stock, $0.01 par value ("Evergreen Class B Common Stock" and, collectively with Evergreen Class A Common Stock, the "Evergreen Common Stock"), of Evergreen outstanding immediately prior to the Merger shall be converted into the right to receive one share of Surviving Corporation Common Stock;

     WHEREAS, as a condition to entering into the Merger Agreement, Evergreen is requiring that each of the Principal Company Stockholders, and the Company is requiring that the Principal Evergreen Stockholder, enter into this Agreement, upon the terms and subject to the conditions hereinafter set forth, with respect to the number of Shares and shares of Evergreen Common Stock owned by the Principal Company Stockholders and the Principal Evergreen Stockholder, respectively, as set forth opposite the name of such stockholder on Schedule I
                                                                    ----------
hereto;

     WHEREAS, in order to induce the Company to enter into the Merger Agreement, the Principal Evergreen Stockholder is willing to enter into this Agreement; and

     WHEREAS, in order to induce Evergreen to enter into the Merger Agreement, the Principal Company Stockholders are willing to enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agrees as follows:

                                  ARTICLE I.

                           AGREEMENT TO VOTE SHARES
                           ------------------------

     Section 1.1    Agreement to Vote.  (a) Each Principal Company Stockholder,
                    -----------------
severally and not jointly, hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, such stockholder will vote (A) all of the Shares set forth opposite such stockholder's name on Schedule I hereto and (B) any and all Shares acquired by
                      ----------
such Stockholder on or after the date hereof, subject to the termination of this Agreement pursuant to Section 6.1 hereof, (i) in favor of the Merger, the Merger Agreement (as it may be amended from time to time) and the transactions contemplated by the Merger Agreement and (ii) against any Acquisition Proposal (as defined in the Merger Agreement) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled. In order to effect the intentions of the parties hereunder, each Principal Company Stockholder hereby constitutes and appoints Scott K. Ginsburg and Matthew E. Devine, either of whom may act without the joinder of the other, as his or its true and lawful proxy and attorney-in-fact to vote any and all of the Shares owned by such stockholder at the Stockholders Meeting (as defined in the Merger Agreement). Each Principal Company Stockholder acknowledges that the proxy granted hereby is irrevocable, being coupled with an interest, and that such proxy will continue until the termination of this Agreement in accordance with its terms.

     (b) The Company, in its capacity as the holder of all of the issued and outstanding shares of capital stock of Chancellor Radio Broadcasting Company, a Delaware corporation, entitled to vote on the Merger, hereby agrees that during the time this Agreement is in effect, the Company will execute a written consent, subject to the termination of this Agreement pursuant to Section 6.1 hereof, approving the Merger, the Merger Agreement (as it may be amended from time to time) and the transactions contemplated by the Merger Agreement, and the Company shall not rescind or revoke such consent.

     (c) The Principal Evergreen Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of Evergreen, however called, and in any action by consent of the stockholders of Evergreen, such stockholder will vote (A) all of the shares of Evergreen Common Stock set forth opposite such stockholder's name on Schedule I hereto and (B) any and all
                                          ----------
shares of Evergreen Common Stock acquired by such stockholder on or after the date hereof, subject to the termination of this Agreement pursuant to Section
6.1 hereof, (i) in favor of the Merger, the Merger Agreement (as it may be amended from time to time) and the transactions contemplated by the Merger Agreement and (ii) against any Acquisition Proposal or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Evergreen under the Merger Agreement or which would result in any of the conditions to Evergreen's obligations under the Merger Agreement not being fulfilled. In order to effect the intentions of the parties hereunder, the Principal Evergreen Stockholder hereby constitutes and appoints Thomas O. Hicks and Lawrence D. Stuart, Jr., either of whom may act without the joinder of the other, as his or its true and lawful proxy and attorney-in-fact to vote any and all of the shares of Evergreen Common Stock owned by such stockholder at the Evergreen Stockholders Meeting (as defined in the Merger Agreement). The Principal Evergreen Stockholder acknowledges that the proxy granted hereby is irrevocable, being coupled with an interest, and that such proxy will continue until the termination of this Agreement in accordance with its terms.

     Section 1.2    Adjustment upon Changes in Capitalization. In the event of
                    -----------------------------------------
any change in the Shares or Evergreen Common Stock by reason of any stock dividends, splits, mergers, recapitalizations or other changes in the corporate or capital structure of the Company or Evergreen, the number and kind of Shares or Evergreen Common Stock, as applicable, subject to this Agreement shall be appropriately adjusted.

                                  ARTICLE II.

     REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL COMPANY STOCKHOLDERS
     --------------------------------------------------------------------

     Each of the Principal Company Stockholders, severally and not jointly, hereby represents and warrants to Evergreen as follows:

     Section 2.1    Title to Shares. As of the date hereof, such stockholder is
                    ---------------
the record and beneficial owner of the number of Shares set forth opposite such stockholder's name on Schedule I hereto, and such Shares (other than Shares held
                      ----------
of record by another Principal Company Stockholder party hereto but as to which such stockholder may be deemed to be the beneficial owner) are all of the Company Class A Common Stock or Company Class B Common Stock owned, either of record or beneficially, by such stockholder. Such Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever other than pursuant to this Agreement. Other than pursuant to this Agreement, such stockholder has not appointed or granted any proxy, which appointment or grant is still in effect, with respect to such Shares.

     Section 2.2    Authority Relative to this Agreement. Such stockholder has
                    ------------------------------------
all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such stockholder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all corporate or other proceedings on the part of such stockholder necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by such stockholder and, assuming the due authorization, execution and delivery by Evergreen, constitutes a legal, valid and binding obligation of such stockholder, enforceable against such stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     Section 2.3    No Conflict.
                    -----------

     (a) Neither the execution and delivery of this Agreement nor the consummation by such stockholder of the transactions contemplated hereby will
(i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of such stockholder, (ii) conflict with or violate any law, rule, regulation, order, judgement or decree applicable to such stockholder or by which the Shares are bound or affected or (iii) conflict with, or constitute a violation of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such stockholder is a party or by which such stockholder or the Shares are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by such stockholder of its obligations under this Agreement.

     (b) The execution and delivery of this Agreement by such stockholder do not, and the performance of this Agreement by such stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) filings which may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay the performance by such stockholder of its obligations under this Agreement.

                                 ARTICLE III.

     REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL EVERGREEN STOCKHOLDER
     ---------------------------------------------------------------------

     The Principal Evergreen Stockholder hereby represents and warrants to the Company as follows:

     Section 3.1    Title to Evergreen Common Stock. As of the date hereof, such
                    -------------------------------
stockholder is the record and beneficial (except to the extent indicated on
Schedule I hereto) owner of the number of shares of Evergreen Common Stock set
----------
forth opposite such stockholder's name on Schedule I hereto, and such shares of
                                          ----------
Evergreen Common Stock are all of the Evergreen Class A Common Stock or Evergreen Class B Common Stock owned, either of record or beneficially, by such stockholder. Such shares of Evergreen Common Stock are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever other than pursuant to this Agreement, except as disclosed to the Company prior to the execution and delivery of this Agreement. Other than pursuant to this Agreement, such stockholder has not appointed or granted any proxy, which appointment or grant is still in effect, with respect to such shares of Evergreen Common Stock.

     Section 3.2    Authority Relative to this Agreement. Such stockholder has
                    ------------------------------------
all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such stockholder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all corporate or other proceedings on the part of such stockholder necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by such stockholder and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such stockholder, enforceable against such stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     Section 3.3   No Conflict.
                   -----------

     (a) Neither the execution and delivery of this Agreement nor the consummation by the Principal Evergreen Stockholder of the transactions contemplated hereby will (i) conflict with or violate and law, rule, regulation, order, judgement or decree applicable to such stockholder or by which the shares of Evergreen Common Stock are bound or affected or (ii) conflict with, or constitute a violation of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the shares of Evergreen Common Stock pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such stockholder is a party or by which such stockholder or the shares of Evergreen Common Stock are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by such stockholder of its obligations under this Agreement.

     (b) The execution and delivery of this Agreement by the Principal Evergreen Stockholder do not, and the performance of this Agreement by such stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) filings which may be required under the Exchange Act, or (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay the performance by such stockholder of its obligations under this Agreement.

                                  ARTICLE IV.

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND EVERGREEN
          -----------------------------------------------------------
     Section 4.1   Representations and Warranties of the Company. The Company
                   ----------------------------------------------
hereby represents and warrants to the Principal Evergreen Stockholder that the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or bylaws of the Company, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Company or to the Company's property or assets that could reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement). The Board of Directors of the Company has approved the terms of the Merger Agreement and this Agreement and the consummation of the transactions contemplated thereby and hereby, and such approval is sufficient to render inapplicable the provisions of
Section 203 of the General Corporation Law of the State of Delaware (the
"DGCL").

     Section 4.2   Representations and Warranties of Evergreen. Evergreen hereby
                   -------------------------------------------
represents and warrants to each Principal Company Stockholder that Evergreen has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Evergreen, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Evergreen. This Agreement has been duly executed and delivered by Evergreen and constitutes a valid and binding obligation of Evergreen enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or bylaws of Evergreen, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, instrument, permit, concessions, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Evergreen or to Evergreen's property or assets that could reasonably be expected to have an Evergreen Material Adverse Effect (as defined in the Merger Agreement). The Board of Directors of Evergreen has approved the terms of the Merger Agreement and this Agreement and the consummation of the transactions contemplated thereby and hereby, and such approval is sufficient to render inapplicable the provisions of Section 203 of the DGCL.
                                  ARTICLE V.

                         COVENANTS OF THE STOCKHOLDERS
                         -----------------------------

     Section 5.1 No Inconsistent Agreements. Each Principal Company Stockholder
                 --------------------------
and the Principal Evergreen Stockholder, severally and not jointly, for the benefit of Evergreen and the Company, respectively, hereby covenants and agrees that, except as contemplated by this Agreement or the Merger Agreement, such stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to their respective Shares or shares of Evergreen Common Stock which is inconsistent with this Agreement.

     Section 5.2    Transfer of Title.  Each Principal Company Stockholder and
                    -----------------
the Principal Evergreen Stockholder, severally and not jointly, for the benefit of Evergreen and the Company, respectively, hereby covenants and agrees that, so long as this Agreement is in effect, such stockholder will not transfer record or beneficial ownership of any of the Shares or shares of Evergreen Common Stock, respectively, unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement.

     Section 5.3    Other Actions.  Each Principal Company Stockholder, for the
                    -------------
benefit of Evergreen, and the Principal Evergreen Stockholder, for the benefit of the Company, solely in such stockholders capacity as a stockholder of the Company and Evergreen, respectively, shall use his or its best efforts to take all reasonable action in order to effect the consummation of the Merger and all other transactions contemplated by this Agreement and the Merger Agreement, including without limitation, the execution and delivery of all agreements, instruments, consents or other documents, or any other action reasonably necessary or advisable for the consummation of the transactions contemplated by this Agreement and the Merger Agreement.

                                  ARTICLE VI.

                                  TERMINATION
                                  -----------

     Section 6.1    Termination.  This Agreement shall terminate automatically
                    -----------
upon the occurrence of (i) the Effective Time, or (ii) the valid termination of the Merger Agreement for any reason other than the failure to receive the Company Stockholder Approval (as defined in the Merger Agreement) or Evergreen Stockholder Approval (as defined in the Merger Agreement) as the result of a breach of this Agreement by any Principal Company Stockholder or the Principal Evergreen Stockholder.

     Section 6.2    Effect of Termination.  In the event of the termination of
                    ---------------------
this Agreement pursuant to Section 6.1 hereof, this Agreement shall forthwith become void and have no effect, without liability on the part of any party hereto or its trustees, partners, beneficiaries, directors, officers, stockholders or affiliates.

                                 ARTICLE VII.

                                 MISCELLANEOUS
                                 -------------

     Section 7.1    Notices.  All notices and other communications under this
                    -------
Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied, sent via overnight delivery service or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

     If to Evergreen or the Principal Evergreen Stockholder, to:

          Evergreen Media Corporation
          433 East Las Colinas Boulevard, Suite 1130
          Irving, Texas 75039
          Attention.  Scott K. Ginsburg
          Telephone:  (972) 869-9020
          Telecopy:   (972) 869-3671

     with a copy to:

          Latham & Watkins
          1001 Pennsylvania Avenue, N.W.
          Suite 1300
          Washington, D.C.  20004
          Attention:  Eric L. Bernthal, Esq.
                      Daniel T. Lennon, Esq.
          Telephone:  (202) 637-2200
          Telecopy:   (202) 637-2201

     If to the Company or the Principal Company Stockholders, to:

          Chancellor Broadcasting Company
          c/o Hicks, Muse, Tate & Furst Incorporated
          200 Crescent Court, Suite 1600
          Dallas, Texas 75201
          Attention:  Thomas O. Hicks
                      Lawrence D. Stuart, Jr.
          Telephone:  (214) 740-7300
          Telecopy:   (214) 740-7313
     with a copy to:

          Weil, Gotshal & Manges LLP
          100 Crescent Court, Suite 1300
          Dallas, Texas 75201
          Attention:  Jeremy W. Dickens, Esq.
          Telephone:  (214) 746-7720
          Telecopy:   (214) 746-7777

Any party from time to time may change its address for the purposes of notices hereunder by giving written notice to the other parties hereto of such new address.

     Section 7.2    Entire Agreement.  This Agreement constitutes the entire
                    ----------------
agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

     Section 7.3    Stockholder Capacity. No person executing this Agreement who
                    --------------------
is or becomes during the term hereof a director or officer of the Company or Evergreen makes any agreement or understanding herein in his capacity as such director or officer. Each Principal Company Stockholder and the Principal Evergreen Stockholder signs solely in his capacity as the record holder and beneficial owner of such Shares or shares of Evergreen Common Stock and nothing contained herein shall limit or affect any actions taken by such stockholder in his capacity as an officer or director of the Company or Evergreen to the extent specifically permitted by the Merger Agreement.

     Section 7.4    Specific Performance. The parties agree that irreparable
                    ---------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is according1y agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby,
(ii) agrees that
such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

     Section 7.5    Severability.  If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall not in any way be affected or impaired thereby so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.

     Section 7.6    Amendment.   This Agreement may be amended only by a written
                    ---------
instrument signed by each of the parties hereto.

     Section 7.7    Assignment.  Except as required by operation of law, this
                    ----------
Agreement shall not be assignable by the parties hereto without the prior written consent of each of the other parties. The Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     Section 7.8    Governing Law.  This Agreement shall be governed by the laws
                    -------------
of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, in two or more counterparts, each of which shall be deemed to be an original and all of which collectively shall be deemed to be one and the same instrument, as of the date first written above.

                                    EVERGREEN MEDIA CORPORATION

                                    By:______________________________________
                                    Name:
                                    Title:


                                    CHANCELLOR BROADCASTING COMPANY

                                    By:______________________________________
                                    Name:
                                    Title:

                                    PRINCIPAL EVERGREEN STOCKHOLDER:
                                    -------------------------------


                                    _________________________________________
                                            Scott K. Ginsburg



                                    SCOTT K. GINSBURG, AS CUSTODIAN FOR
                                    LAURA RYAN GINSBURG

                                    By:______________________________________
                                            Scott K. Ginsburg,
                                            Custodian


                                    SCOTT K. GINSBURG, AS CUSTODIAN FOR
                                    DREW K. GINSBURG


                                    By:______________________________________
                                            Scott K. Ginsburg,
                                            Custodian


               (Signature Page 1 of 6 of Stockholders Agreement)

                                        PRINCIPAL COMPANY STOCKHOLDERS:
                                        ------------------------------

                                        HM2/CHANCELLOR, L.P.

                                            By: HM2/CHANCELLOR GP, L.P.
                                                its general partner


                                            By: HM2/CHANCELLOR HOLDINGS, INC.,
                                                its general partner


                                                By:____________________________
                                                Name:
                                                Title:


                                        HICKS, MUSE, TATE & FURST EQUITY
                                        FUND II, L.P.

                                            By: HM2/GP PARTNERS, L.P.,
                                                its general partner

                                            By: HICKS, MUSE GP PARTNERS,
                                                L.P., its general partner

                                            By: HICKS, MUSE FUND II
                                                INCORPORATED, its general
                                                partner


                                                By:____________________________
                                                Name:
                                                Title:

               (Signature Page 2 of 6 of Stockholders Agreement)

                                   HM2/HMW, L.P.

                                        By:  HICKS, MUSE, TATE & FURST
                                             EQUITY FUND II, L.P., its
                                             general partner

                                        By:  HM2/GP PARTNERS, L.P.,
                                             its general partner

                                        By:  HICKS, MUSE GP PARTNERS,
                                             L.P., its general partner

                                        By:  HICKS, MUSE, FUND II
                                             INCORPORATED, its general
                                             partner

                                             By: _____________________
                                             Name:
                                             Title:

                                   CHANCELLOR BUSINESS TRUST

                                        By:  HM2/GP PARTNERS, L.P.,
                                             its Manager

                                        By:  HICKS, MUSE GP PARTNERS,
                                             L.P., its general partner

                                        By:  HICKS, MUSE FUND II
                                             INCORPORATED, its general
                                             partner

                                             By: _____________________
                                             Name:
                                             Title:

               (Signature Page 3 of 6 of Stockholders Agreement)

                                   HM2/HMD SACRAMENTO GP, L.P.

                                        By:  HICKS, MUSE GP PARTNERS,
                                             L.P., its general partner

                                        By:  HICKS, MUSE FUND II
                                             INCORPORATED, its general
                                             partner

                                             By: _____________________
                                             Name:
                                             Title:

                                   HICKS, MUSE GP PARTNERS, L.P.

                                        By:  HICKS, MUSE FUND II
                                             INCORPORATED, its general
                                             partner

                                             By: _____________________
                                             Name:
                                             Title:


                                   ___________________________________
                                        Thomas O. Hicks

                                   THOMAS O. HICKS, AS TRUSTEE OF THE
                                   WILLIAM CREE HICKS 1992 IRREVOCABLE
                                   TRUST

                                   By: _______________________________
                                        Thomas O. Hicks,
                                        Trustee


               (Signature Page 4 of 6 of Stockholders Agreement)

                                   THOMAS O. HICKS, AS TRUSTEE OF THE
                                   CATHERINE FORGRAVE HICKS 1993
                                   IRREVOCABLE TRUST

                                   By: ______________________________
                                        Thomas O. Hicks,
                                        Trustee

                                   THOMAS O. HICKS, AS TRUSTEE OF THE
                                   JOHN ALEXANDER HICKS 1984 TRUST

                                   By: ______________________________
                                        Thomas O. Hicks,
                                        Trustee

                                   THOMAS O. HICKS, AS TRUSTEE OF THE
                                   MACK HARDIN HICKS 1984 TRUST

                                   By: ______________________________
                                        Thomas O. Hicks,
                                        Trustee

                                   THOMAS O. HICKS, AS TRUSTEE OF THE
                                   ROBERT BRADLEY HICKS 1984 TRUST

                                   By: ______________________________
                                        Thomas O. Hicks,
                                        Trustee

                                   THOMAS O. HICKS, AS TRUSTEE OF THE
                                   THOMAS O. HICKS, JR, 1984 TRUST

                                   By: ______________________________
                                        Thomas O. Hicks
                                        Trustee


               (Signature Page 5 of 6 of Stockholders Agreement)

                                               THOMAS O. HICKS AND H. RAND
                                               REYNOLDS, AS TRUSTEES OF THE MUSE
                                               CHILDREN'S GS TRUST

                                               BY:______________________________
                                                     Thomas O. Hicks,
                                                     Co-Trustee



               (Signature Page 6 of 6 of Stockholders Agreement)

                                  SCHEDULE I
                                  ----------

PRINCIPAL
---------
EVERGREEN STOCKHOLDER                                  EVERGREEN COMMON STOCK
---------------------                                  ----------------------

Scott K. Ginsburg                                      Class B Common Stock
                                                              3,114,066 shares*

*2,850 shares are held by Mr. Ginsburg as Custodian for Laura Ryan Ginsburg and 2,850 shares are held by Mr. Ginsburg as Custodian for Drew K. Ginsburg.

PRINCIPAL
---------
COMPANY STOCKHOLDER                                    SHARES
-------------------                                    ------

HM2/Chancellor, L.P.                                   Class A Common Stock:
                                                                 90,713 shares

                                                       Class B Common Stock:
                                                              7,129,287 shares

Hicks, Muse, Tate & Furst
Equity Fund II, L.P.                                   Class A Common Stock:
                                                                  1,391 shares

                                                       Class B Common Stock:
                                                                  6,823 shares

HM2/HMW, L.P.                                          Class A Common Stock :
                                                              1,185,521 shares

Chancellor Business Trust                              Class B Common Stock :
                                                              1,346,801 shares

HM2/HMD Sacramento GP, L.P.                            Class B Common Stock:
                                                                    166 shares

Hicks, Muse GP Partners, L.P.                          Class B Common Stock:
                                                                  1,333 shares

Thomas O. Hicks                                        Class A Common Stock:
                                                                346,672 shares

Thomas O. Hicks, as Trustee
of the William Cree Hicks
1992 Irrevocable Trust                                 Class A Common Stock
                                                                  37,080 shares

Thomas O. Hicks, as Trustee
of the Catherine Forgrave Hicks
1992 Irrevocable Trust                                 Class A Common Stock
                                                                  37,080 shares

Thomas O. Hicks, as Trustee
of the John Alexander Hicks
1984 Trust                                             Class A Common Stock
                                                                  29,138 shares

Thomas O. Hicks, as Trustee
of the Mack Hardin Hicks
1984 Trust                                             Class A Common Stock
                                                                  29,138 shares

Thomas O. Hicks, as Trustee
of the Robert Bradley Hicks
1984 Trust                                             Class A Common Stock
                                                                  29,138 shares

Thomas O. Hicks, as Trustee
of the Thomas O. Hicks, Jr
1984 Trust                                             Class A Common Stock
                                                                  29,138 shares

Thomas O. Hicks and H. Rand Reynolds,
as Trustees of the Muse Children's
GS Trust                                               Class A Common Stock
                                                                   3,356 shares

                                      I-2